UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): 6/30/2023
LiveWire Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41511	87-4730333
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3700 West Juneau Avenue, Milwaukee, Wisconsin 53208
(Address of principal executive offices, including zip code)
(650) 447-8424
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.0001 par value per share	LVWR	New York Stock Exchange
Warrants to purchase common stock	LVWR WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2023, LiveWire Group, Inc. (the “Company”) Board of Directors appointed Mr. Jonathan Root to serve on the Board of Directors, effective July 7, 2023. Mr. Root is currently the Chief Financial Officer of Harley-Davidson, Inc. and previously served as the SVP of Harley-Davidson Financial Services (“HDFS”).

In his role as SVP at HDFS, Mr. Root has overseen the global HDFS business as President of Eaglemark Savings Bank, President of Harley-Davidson Insurance, and President of all other HDFS subsidiaries. Mr. Root has been responsible for both strategy and execution of Harley-Davidson’s motorcycle retail lending, branded credit card partnerships, commercial lending, and retail/commercial/insurance operations. Mr. Root joined HDFS in 2011 and has held multiple roles across Harley-Davidson including VP, Insurance. Prior to HDFS, Mr. Root held a variety of roles at Ally Financial, Inc., GMAC Financial Services, Inc., and General Motors, Inc. Mr. Root holds an MBA from the University of Detroit Mercy and a Bachelor of Science in Corporate Finance from Wayne State University.

Mr. Root will not be entitled to receive any additional compensation for his service as a director because he serves as the Chief Financial Officer of Harley-Davidson, Inc.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LiveWire Group, Inc.

Date: June 30, 2023	/s/ Amanda Parker
Amanda Parker
Chief Legal Officer & Corporate Secretary

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